SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2016

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

On Friday, October 21, 2016, Bank of the James Financial Group, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2016 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 18, 2016, Bank of the James Financial Group, Inc. (the “Company”) announced that Phillip C. Jamerson and A. Douglas Dalton III have been appointed to the Board of Directors of both the Company and its wholly-owned subsidiary, Bank of the James (the “Bank”). Both Mr. Jamerson and Mr. Dalton have been appointed as a Group One directors. Each appointment is effective immediately. Mr. Jamerson and Mr. Dalton will serve until the 2017 annual meeting of shareholders, at which time it is anticipated that each will stand for election by the Company’s shareholders. Mr. Jamerson will serve on the Loan Committee for the Bank and Mr. Dalton will serve on the Investment Committee of the Bank.

Mr. Jamerson, 58, is Co-Owner and CEO of Jamerson Lewis Construction. He is also Vice President and Owner of Jamerson Building Supply and Jamerson Real Estate. Mr. Jamerson is a 1981 graduate of Virginia Tech and has a B.S. degree in Building Construction. He is currently serving on the Board of Directors and Executive Committee of the Lynchburg Humane Society and on the Board of Directors for Patrick Henry Family Services. He is a member of the Appomattox Economic Development Agency.

Mr. Dalton, 36, is Operations Manager for English Construction Company, Inc. He is a 2003 graduate of Virginia Tech and holds a degree in Business Management. He currently serves on the Board of Directors for Boys and Girls Club of Greater Lynchburg. Mr. Dalton has served on the Altavista Advisory Board of Bank of the James for several years.

Mr. Jamerson and Mr. Dalton will each be entitled to the same compensation as the other directors, including attendance fees for board and committee meetings and an annual retainer, all as described in the Company’s proxy statement filed in connection with 2016 annual meeting of shareholders.

There are no arrangements or understandings between Mr. Jamerson and any other persons pursuant to which Mr. Jamerson was appointed as a director. In addition, there are no current or proposed transactions involving the Company in which Mr. Jamerson or any other member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K governing related party transactions.

There are no arrangements or understandings between Mr. Dalton and any other persons pursuant to which Mr. Dalton was appointed as a director. In addition, there are no current or proposed transactions involving the Company in which Mr. Dalton or any other member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K governing related party transactions.

Neither Mr. Jamerson nor Mr. Dalton, directly or through their employers, maintain a borrowing relationship with Bank.

(e) Compensatory Arrangements of Certain Officers:

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2009, the Bank previously entered into Salary Continuation Agreements on August 6, 2009 with each of Robert R. Chapman III, President of the Bank; J. Todd Scruggs, Executive Vice President and Chief Financial Officer; and Harry P. Umberger, Executive Vice President and Senior Credit Officer (collectively, the “Named Executive Officers”).

The Salary Continuation Agreements provide each of the Named Executive Officers with certain supplemental benefits (“Supplemental Benefits”) upon retirement, termination of employment, death, disability or a change in control of the Bank, in certain prescribed circumstances.

On October 18, 2016, the Bank entered into First Amendments to each of the Salary Continuation Agreements (each as amended, a “First Amended Salary Continuation Agreement”) with each of the Named Executive Officers, to be effective as of October 1, 2016. In connection with Mr. Umberger’s First Amended Salary Continuation Agreement, the Bank and Mr. Umberger also entered into that certain 2016 Salary Continuation Agreement (the “2016 Salary Continuation Agreement”), to be effective as of October 1, 2016.

The First Amended Salary Continuation Agreements, and in the case of Mr. Umberger, the 2016 Salary Continuation Agreement, provide each of the Named Executive Officers with increased Supplemental Benefits, as summarized below.

Robert R. Chapman III:

Mr. Chapman’s First Amended Salary Continuation Agreement provides for a lump sum payment of $2,315,177 payable within 90 days following Mr. Chapman’s normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death.

If Mr. Chapman’s employment terminates prior to his reaching age 65 other than for cause, death, disability or change in control, Mr. Chapman shall be paid a lump sum equal to the Early Termination benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within 90 days following the date on which his employment terminates.

If Mr. Chapman becomes disabled prior to his reaching age 65, he shall receive a lump sum payment equal to the Disability benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within 90 days following the date on which Mr. Chapman reaches age 65.

If Mr. Chapman’s employment with the Bank terminates within 24 months following a Change in Control (as defined in the initial Salary Continuation Agreement), Mr. Chapman shall be paid a lump sum equal to the Change in Control benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This payment shall be made within 90 days of the date on which Mr. Chapman’s employment terminates.

Reference is made to the First Amended Salary Continuation Agreement included as Exhibit 10.1 to this Form 8-K for other terms and conditions of Mr. Chapman’s agreement, including the Supplemental Benefits payable upon retirement, early termination, disability, death or change in control.

J. Todd Scruggs:

Mr. Scruggs’ First Amended Salary Continuation Agreement provides for annual payments of $170,484 payable in equal monthly installments for 15 years beginning within 90 days following Mr. Scruggs’ normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death.

If Mr. Scruggs’ employment terminates prior to his reaching age 65 other than for cause, death, disability or change in control, Mr. Scruggs shall be paid a lump sum equal to the Early Termination benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within 90 days following the date on which his employment terminates.

If Mr. Scruggs becomes disabled prior to his reaching age 65, he shall receive a lump sum payment equal to the Disability benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within 90 days following the date on which Mr. Scruggs reaches age 65.

If Mr. Scruggs’ employment with the Bank terminates within 24 months following a Change in Control (as defined in the initial Salary Continuation Agreement), Mr. Scruggs shall be paid a lump sum equal to the Change in Control benefit set forth on Schedule A of the First Amended Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This payment shall be made within 90 days of the date on which Mr. Scruggs’ employment terminates.

Reference is made to the First Amended Salary Continuation Agreement included as Exhibit 10.2 to this Form 8-K for other terms and conditions of Mr. Scruggs’ agreement, including the Supplemental Benefits payable upon retirement, early termination, disability, death or change in control.

Harry P. Umberger:

Mr. Umberger’s First Amended Salary Continuation Agreement freezes the amount of the Supplemental Benefits provided under Mr. Umberger’s initial Salary Continuation Agreement. Supplement Benefits are also provided under Mr. Umberger’s 2016 Salary Continuation Agreement.

Mr. Umberger’s 2016 Salary Continuation Agreement provides for a lump sum payment of $886,660 payable within the month following the date of Mr. Umberger’s separation from service after age 65 or the date of his death if he is employed by the Bank at the time of his death. In addition to this payment, Mr. Umberger’s First Amended Salary Continuation Agreement provides for annual payments of $44,085 payable in equal monthly installments for 15 years beginning within 90 days following Mr. Umberger’s normal retirement date at age 65 or the date of his death if he is employed by the Bank at the time of his death.

If Mr. Umberger’s employment terminates prior to his reaching age 65 other than for cause, death, disability or change in control, Mr. Umberger shall be paid, pursuant to the 2016 Salary Continuation Agreement, a lump sum equal to the Early Termination benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This amount is payable within the month following the date on which his employment terminates. In addition to this payment, Mr. Umberger’s First Amended Salary Continuation Agreement provides for an annual benefit, payable in equal monthly installments for 15 years, in the amount necessary to fully amortize the accrued benefit amount of $188,340.22 over the 15-year period, crediting interest monthly on the unpaid portion of such accrued benefit amount at an annual rate of 6% (the “Accrued Annual Benefit”). Payments on this Accrued Annual Benefit shall begin within 90 days following the date of Mr. Umberger’s early termination

If Mr. Umberger becomes disabled prior to his reaching age 65, he shall receive, pursuant to the 2016 Salary Continuation Agreement, a lump sum payment equal to the Disability benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding his disability. This amount shall be paid within the month following the date of Mr. Umberger’s disability. In addition to this payment, Mr. Umberger’s First Amended Salary Continuation Agreement provides for the Accrued Annual Benefit in the event of Mr. Umberger’s disability. Payments on this Accrued Annual Benefit shall begin within 90 days following the date on which Mr. Umberger reaches age 65.

If Mr. Umberger’s employment with the Bank terminates within 24 months following a Change in Control (as defined in the 2016 Salary Continuation Agreement), Mr. Umberger shall be paid, pursuant to the 2016 Salary Continuation Agreement, a lump sum equal to the Change in Control benefit set forth on Schedule A of the 2016 Salary Continuation Agreement for the applicable plan year immediately preceding such termination date. This payment shall be made within the month following the date on which Mr. Umberger’s employment terminates. In addition to this payment, Mr. Umberger’s First Amended Salary Continuation Agreement provides for the Accrued Annual Benefit. Payments on this Accrued Annual Benefit shall begin within 90 days of the date on which Mr. Umberger’s employment terminates following a Change in Control.

Reference is made to the First Amended Salary Continuation Agreement included as Exhibit 10.3 to this Form 8-K, and the 2016 Salary Continuation Agreement included as Exhibit 10.4 to this Form 8-K, for other terms and conditions of Mr. Umberger’s agreement, including the Supplemental Benefits payable upon retirement, early termination, disability, death or change in control.

Item 8.01 - Other Events

On October 18, 2016, the Board of Directors of the Company declared a quarterly cash dividend of $0.06 per share of common stock. The dividend will be paid on or about December 16, 2016, to stockholders of record as of the close of business on December 2, 2016. A copy of the Press Release dated October 21, 2016 announcing the declaration of the dividend is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – not applicable

(b)	Pro forma financial information – not applicable

(c)	Shell company transactions – not applicable

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Robert R. Chapman III

10.2	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and J. Todd Scruggs

10.3	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Harry P. Umberger

10.4	2016 Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Harry P. Umberger

99.1	Bank of the James Financial Group, Inc. Press Release dated October 21, 2016

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 21, 2016	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs J. Todd Scruggs Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Robert R. Chapman III

10.2	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and J. Todd Scruggs

10.3	First Amended Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Harry P. Umberger

10.4	2016 Salary Continuation Agreement dated effective as of October 1, 2016 by and between the Bank and Harry P. Umberger

99.1	Bank of the James Financial Group, Inc. Press Release dated October 21, 2016